UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2026

CLASSOVER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-42588	99-2827182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 7th Avenue, Suite 905, New York, NY	10123
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 345-9588

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	KIDZ	The Nasdaq Stock Market LLC

Redeemable warrants, each whole warrant exercisable for one share of Class B Common Stock, each at an exercise price of $11.50 per share	KIDZW	The Nasdaq Stock Market LLC

Item 1.01. Entry Into a Material Definitive Agreement.

On May 14, 2026, Classover Holdings, Inc. (the “Company”) entered into an At-the-Market Sales Agreement (the “Agreement”) with Chardan Capital Markets LLC, as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent (the “Offering”), up to an aggregate of $9,115,000 of shares of its Class B common stock, par value $0.0001 per share (the “Shares”).

Under the Agreement, the Agent may sell Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 promulgated under Securities Act of 1933, as amended (the “Securities Act”). The Company has no obligation to sell any of the Shares under the Agreement and may at any time suspend solicitation and offers thereunder. Under the Sales Agreement, the Company may not issue or sell through the Agent a number or dollar amount of Shares that would exceed (a) the number or dollar amount of Shares registered on the registration statement pursuant to which the offering is being made, (b) the number of authorized but unissued Shares, (c) the number or dollar amount of Shares permitted to be sold under Form S-3 or (d) the number or dollar amount of Shares for which the Company has filed a prospectus supplement. As of the date of this Current Report on Form 8-K, such maximum amount is $9,115,000 of Shares, the amount of Shares set forth in the prospectus supplement described below.

The Company will pay the Agent a commission of 3.0% of the aggregate gross sales prices of the Shares. The Company will also reimburse the Agent for fees and disbursements of its legal counsel (i) in an amount not to exceed $20,000 in connection with the execution of the Agreement and (ii) in an amount not to exceed $2,500 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to the Agent pursuant to the Agreement for which no waiver is applicable and excluding the date of the Agreement. The Agreement contains customary representations and warranties, covenants and indemnification and contribution obligations, including indemnification and contribution for liabilities under the Securities Act. The Agreement may be terminated by us or by the Agent at any time in our or its sole discretion by giving five business days’ written notice to the other party, or by the Agent immediately in certain circumstances.

The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Shares are being offered and sold pursuant to the Company’s effective shelf registration statement under the Securities Act on Form S-3 (File No. 333-295491) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2026, and a prospectus supplement relating to the Shares, dated May 14, 2026, which the Company filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act on May 14, 2026.

The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the opinion of Graubard Miller relating to the legality of the issuance and sale of the Shares in the Offering is attached hereto as Exhibit 5.1 and is incorporated herein by reference and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement. The foregoing description of the Agreement and the Offering does not purport to be complete and is qualified in its entirety by reference to such exhibit.

The Agreement has been included to provide investors and security holders with information regarding its terms. The Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, may in some cases be made solely for the allocation of risk between the parties and may be subject to limitations agreed upon by the contracting parties.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
5.1	Opinion of Graubard Miller.
10.1	At-the-Market Sales Agreement, dated as of May 14, 2026.
23.1	Consent of Graubard Miller (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSOVER HOLDINGS, INC.

Dated: May 14, 2026	By:	/s/ Hui Luo
Hui Luo
Chief Executive Officer

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